UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

ALBEMARLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2014, Albemarle Corporation (the “Company”) held a special meeting of the Company’s shareholders (the “Special Meeting”). As of the record date for the Special Meeting, September 30, 2014, there were 78,248,753 shares of the Company’s common stock outstanding and entitled to vote, of which the holders of 69,547,171 shares of common stock were represented in person or by proxy at the Special Meeting.

During the Special Meeting, shareholders of the Company were asked to consider and vote upon a proposal to approve the issuance of shares of the Company’s common stock (the “share issuance”) to shareholders of Rockwood Holdings, Inc. (“Rockwood”) on the terms and conditions set out in an agreement and plan of merger dated as of July 15, 2014, as it may be amended from time to time, among the Company, Albemarle Holdings Corporation and Rockwood (the “Merger Agreement”).  The proposal was approved by the shareholders by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
59,355,091	10,037,938	154,142	0

Because there were sufficient votes at the time of the Special Meeting to approve the share issuance, a vote was not called on the proposal to adjourn the Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve the share issuance.

Item 8.01.	Other Events.

On November 14, 2014, the Company and Rockwood issued a joint press release regarding the results of the Special Meeting and the separate special meeting of Rockwood’s shareholders held concurrently to adopt the Merger Agreement.  The joint press release also announced the receipt of regulatory clearance from the European Commission in connection with the Company’s previously announced acquisition of Rockwood.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release dated November 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: November 14, 2014	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate & Government Affairs, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated November 14, 2014.